Exhibit 10.4

                               NATIONAL PENN BANK

                              AMENDATORY AGREEMENT

                               FOR A. LEE ROBERTS

         THIS AGREEMENT is made this 24th day of September 2002, by and between National Penn Bank, a national banking association located at Philadelphia and Reading Avenues, Boyertown, Pennsylvania 19512 ("Employer") and A. Lee Roberts, an individual residing at 369 Stonyhill Drive, Chalfont, Pennsylvania ("Employee").

         IN CONSIDERATION OF the mutual covenants contained herein and in the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") by and among National Penn Bancshares, Inc. ("NPB"), Employer, and FirstService Bank ("FSB"), Employer and Employee agree, effective as of the Effective Date (as defined in the Merger Agreement), as follows:

         1.) Except as otherwise provided hereinafter, assumes the obligations of FSB under the Supplemental Executive Retirement Plan ("SERP") for Employee, a true and correct copy of which is attached hereto and made part hereof as Exhibit "A."

         2.) Employer acknowledges that a "takeover" has occurred and a "takeover" determination has been made by FSB under the SERP.

         3.) Employer and Employee hereby amend the SERP to provide a new
Article 8, as follows:

                                    Article 8
                                  Pension Plan

              8.1) During the term of Employee's employment with Employer, Employee will be entitled to participate in NPB's defined benefit pension plan, assuming such plan remains in effect, and if it does not, to participate in any subsequent plan covering the employees of NPB or Employer which may hereafter be adopted by NPB or Employer (the "Pension Plan").

              8.2) Each payment to be made to Employee or to Employee's "designated beneficiary" under the SERP shall be reduced, dollar-for-dollar, by any amount concurrently paid to Employee or to Employee's "designated beneficiary" pursuant to the Pension Plan or any annuity acquired, or other plan or arrangement adopted, by NPB or Employer in substitution for benefits vested under the Pension Plan.

              8.3) Employee hereby agrees to make an election under the Pension Plan, or under any annuity acquired, or other plan or arrangement adopted, by NPB or Employer in substitution for benefits vested under the Pension Plan, to begin receiving Pension Plan benefits concurrently with the commencement of payments to Employee under the SERP.

         4.) Except as modified herein, the SERP is hereby ratified, affirmed and approved.

         5.) In the event that the Merger Agreement is terminated in accordance with its terms without consummation of the Merger contemplated thereby, this Agreement shall be terminated and shall be of no further force and effect.

                           IN WITNESS WHEREOF, the parties hereto have executed
this Agreement the day and year

first above written, each intending to be legally bound.


                                        NATIONAL PENN BANK


                                        By: /s/ Wayne R. Weidner
                                            ------------------------------------
                                            CEO

                                    Attest: /s/ Sandra L. Spayd
                                            ------------------------------------
                                            EVP

                                            /s/ A. Lee Roberts
                                            ------------------------------------
                                            A. Lee Roberts

                                                                       Exhibit A

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                       FOR
                                 A. LEE ROBERTS

         INTENDING TO BE LEGALLY BOUND, FIRSTSERVICE BANK ("Bank") and A. LEE ROBERTS ("Participant") agree:

                                    ARTICLE 1
                                    PURPOSES

         ss.1.1) This Agreement sets forth a "Supplemental Executive Retirement Plan" (the "Plan") to provide supplemental retirement and other benefits for certain employees of the Bank including Participant. It is part of an integrated executive compensation program which is intended to assist the Bank in motivating and retaining a select group of management and highly compensated executives of superior ability, industry and loyalty within the meaning of Sections 201(2), 301(a) (3) and 401(a) (1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). A most important provision relates to what happens in the event of a possible 'takeover" of the Bank.

         ss.1.2) The Plan is intended to be unfunded. While the Bank may purchase a Bank owned life insurance policy ("BOLI"), the Participant shall not be deemed to, be an owner or beneficiary of it and shall have no rights with respect to it. The Bank shall be fully liable to provide the benefits set forth herein, notwithstanding whatever happens to that policy.

                                    ARTICLE 2
                                     VESTING

         ss.2.1) The Participant's interests in the Plan are fully vested upon the execution of this Agreement but are subject to divestment, meaning all interests and benefits of the Plan are forfeited and lost, only if: the Participant's employment is terminated for "cause" by the current management of the Bank or if the Participant voluntarily terminates his employment and takes employment with an employer providing products or services or both competitive to those provided by Bank in any geographic area (within the Counties of Bucks, Montgomery, Chester, Delaware, Lehigh and Philadelphia and the county or principal geographical area of any bank or other business entity hereafter acquired by the Bank, any of its subsidiaries or parent) where the Bank is then providing services within two (2) years of termination of employment. The Bank's Board of Directors shall be the sole judge and make the final determination as to whether or not "cause" exists for termination or whether the Participant has taken employment with an employer in competition with the Bank. In the event of a possible "takeover" of the Bank as described below, the Participant's interests shall be fully vested, not subject to divestment for "cause" or by taking employment with a competitor.

         ss.2.2) The term 'cause" shall have the same meaning as that used in the Participant's employment agreement with the Bank, if any, and shall also include (a) an act of dishonesty, by the Participant constituting a felony resulting or intended to result in gain to or personal enrichment of the Participant at the expense of the Bank or its patrons, or (b) the willful engaging by the Participant in misconduct which is injurious to the Bank of (c) the deliberate and intentional refusal of the Participant to perform substantially his duties for the Bank or any combination of the foregoing.

                                    ARTICLE 3
                              BENEFIT ENTITLEMENTS

         ss.3.1) The Participant shall be entitled to certain accrued retirement benefits (the "Accrued Benefits") which are to be paid upon retirement but not before the Participant reaches age sixty-two (62). The Accrued Benefits shall be a monthly single life annuity equal to sixty percent (60%) of his compensation divided by twelve (12). Compensation shall mean only Participant's annual payroll salary as fixed by the Board of Directors of the Bank for the calendar year preceding retirement excluding bonuses, fringe benefits, stock options and the like. Payment to the Participant shall commence to be paid on the first day of the month following his actual retirement date which is the last day the Participant received compensation from the Bank. The Accrued Benefits shall be paid monthly with the final payment to be made on the first day of the month in which the Participant's death occurs.

         ss.3.2) The amount of the Accrued Benefits above, which have been in pay status for at least a full calendar year, shall not be decreased, but shall be increased up to a maximum, of four percent (4%) annually each February 1 by the increase for the month of December from the previous year's December in the Consumer Price Index - All Urban Consumer (the "CPI-U") for the prior calendar year applicable for the area which includes Philadelphia, Pennsylvania as published by the Department of Labor, Bureau of Labor Standards or such successor Consumer Price Index as most closely corresponds to CPI-U if that index is no longer published.

         ss.3.3) If the Participant retires on account of disability, the Accrued Benefits shall be modified to an amount which when added to the payments the Participant receives as a benefit under the Bank's long-term disability plan aggregates to a sum equal to what the Participant would have received but for the disability. In other words, the Participant is not entitled to both full long term disability plan benefits and full Accrued Benefits under this Plan. If the payments under the disability plan cease for any reason, the full Accrued Benefits payments shall commence immediately. For example, if the disability plan provides that its payments cease when the Participant reaches age sixty-five (65), the full Accrued Benefits become payable monthly beginning the first month after the disability payments cease. If a Participant dies while receiving payments under a disability plan and that plan makes no provision of continuing disability payments for a spouse and the Participant has designated a spouse to receive spousal benefits, the spouse shall receive eighty percent (80%) of the Accrued Benefits as if the Participant had not been receiving disability benefits.

         ss.3.4) If the Participant's employment terminates before attaining age sixty-two (62) and Participant's interests have not been divested, the Participant shall be entitled to receive the monthly benefit provided for above commencing as of the first day of the month following the date the Participant attained age sixty-two (62) which shall be deemed Participant's "retirement" date.

         ss.3.5) If the Participant dies and was married at Participant's death and has designated Participant's spouse as a beneficiary under the Plan, then, regardless of Participant's age at Participant's death, Participant's spouse shall, be entitled to a "spousal benefit" which shall be a monthly single life annuity equal to eighty percent (80%) of what Participant's Accrued Benefits of sixty percent (60%) as would have been had the Participant retired on the date of Participant's death. It shall be paid on the first day of the month following the month in which the Participant dies and monthly thereafter until the death of the spouse. If otherwise permissible legally, the Participant may terminate the designation of a spouse and, in this event, at Participant's death no further benefits of any kind are payable to anyone.

         ss.3.6) There are no other death benefits and no health insurance benefits under the Plan.

                                    ARTICLE 4
                                    COMMITTEE

         ss.4.1) Unless the Bank's Board of Directors otherwise determines, the Board's Executive Committee shall constitute the Committee which shall govern the operation of the Plan for the Bank. Neither the Committee, nor its individual members, nor Bank shall be deemed a fiduciary with respect to the Plan.

         ss.4.2) The Committee shall have the power and duty to do all things necessary to see the Plan's purposes are performed including provide rules and regulations of the management, operation and administration of the Plan, interpret it and correct any defect, supply any omissions or reconcile any inconsistency in the Plan, subject at all times to the final determination of the Board of Directors of the Bank. The Committee shall promulgate rules for calculating the Accrued Benefits are increased based on CPI-U changes.

         ss.4.3) No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by such person as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member except for such member's own fraud or willful misconduct. No member of the Committee shall be liable in any way for the acts of defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Bank shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of the member's own membership on the Committee, except expenses and liabilities arising out of a Committee member's own fraud or willful misconduct.

         ss.4.4) Members of the Committee who are employees of the Bank shall receive no compensation for their services rendered as members of the Committee. Any other members of the Committee who are not employees of the Bank shall receive such reasonable compensation for their services as may be authorized from time to time by the Bank. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such compensation and expenses, as well as extraordinary expenses authorized by the Bank, shall be paid by the Bank.

         ss.4.5) The Bank shall furnish to the Committee in writing all information the Bank deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon, without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

         ss.4.6) The Committee shall make available to the Participant, or the Participant's beneficiary, for examination at the principal office of the Bank (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of such Participant, joint or contingent annuitant and beneficiary under the Plan.

                                    ARTICLE 5
                                    TAKEOVER

         ss.5.1) The Bank, in its Articles of Incorporation and Bylaws, has extensive provisions relating to "takeovers," or changes in control of the Bank. These are all incorporated herein by reference. In order to achieve one of the purposes of the Plan, namely retaining Participant as an employee it is vital to assure Participant that in the event of a possible change in control of the Bank or a "takeover," the Participant's benefits under this Agreement will not be lost by a capricious determination Participant should be fired for "cause" and Participant's divested. Thus, it is hereby specified and agreed that if there is a possible change in control of the Bank or a "takeover," Participant's benefits and interests under this plan are fully vested and may never be divested. The Participant may not be terminated for "'cause." The Participant may obtain employment with a competitor all without forfeiting or losing Participant's benefits under the Plan.

         ss.5.2) A change in control in the Bank or a "takeover" shall be deemed to be possible or to have occurred notwithstanding the "'Super-Majority" Approvals required for a "Business Combination" in the Articles of Incorporation when an entity ("acquirer") is about to or takes over de facto control of the Bank. A change in control or "takeover" shall also be deemed to be possible or have occurred under any or all of the following circumstances:

              A) An acquirer obtains sufficient voting power by acquiring the stock of the Bank (or any parent of the Bank in the nature of a bank holding company or the like) to elect one or more directors whether or not such power is actually used.

              B) The Board of Directors of the Bank, as presently constituted or however it may change, determines formally or informally to sell, merge, consolidate or otherwise disposes of substantially all of the assets of the Bank not in the ordinary course of business.

              C) An acquirer publicly announces it will attempt to take over the Bank and begins acquiring the voting stock of the Bank (or its parent, if any) where the acquirer has the apparent financial ability to acquire the Bank regardless of whether the proposed "takeover" is "friendly" or "hostile."

              D) Any other similar occurrence or series of occurrences that could lead reasonable persons familiar with events in the financial business world to conclude that a change in control or "'takeover" of the Bank is contemplated by an acquirer with the apparent ability to succeed and therefore "possible."

         ss.5.3) The persons who constitute the present Board of Directors of the Bank are hereby designated as a permanent arbitration panel (the "Panel") to make all factual and legal determinations under this Article by a simple majority vote. Each shall serve until adjudication of incapacity or death without regard to whether or not they are still Directors of the Bank and without regard to age. The Panel is hereby empowered to make a determination that a change in control or "takeover" is possible and such a determination shall automatically mean without further action that Participant's interests and benefits under the Plan are fully vested, not subject to being divested and that Participant may not be terminated for "cause" and that Participant may seek employment with a competitor. The person on the Panel then available who is senior in age and service to the Bank shall be chairperson of the Panel, convene a meeting at the request of one or more Participants, and determine if a change in control or "takeover" is possible or has happened and any other relevant matters not inconsistent with the Plan.

         ss.5.4) If the Panel has determined there is a possible change in control or "'takeover" of the Bank and Participant's benefits are vested, then, thereafter, if Participant's employment is terminated for any reason prior to age sixty-two (62), Participant's base salary shall be deemed to increase at three percent (3%) per annum for the year of termination and each year thereafter until Participant attains age sixty-two (62). Termination shall be deemed to include a reduction in base salary and any failure by the Bank to increase it at the rate of at least three percent (3%) per annum after the determination by the Panel of possible change in control or "takeover."

                                    ARTICLE 6
                    EFFECTIVE DATE, TERMINATION AND AMENDMENT

Participation in this Plan by the Participant shall become effective as of the date hereof, and shall continue until such time as it or the Plan is terminated by the Bank. This Plan may be terminated at any time and amended from time to time by the Bank provided that neither the termination nor any amendment of the Plan may, without the written consent of the Participant, reduce the Participant's Accrued Benefits or the benefits payable to the Participant's beneficiary in the absence of such amendment or the termination of the Plan.

                                    ARTICLE 7
                            MISCELLANEOUS PROVISIONS

         ss.7.1) No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance and any attempt to anticipate, alienate, sell, transfer, assign, pledge or encumber such benefit shall be void.

         ss.7.2) The Participant or the beneficiary of the Participant shall rely solely upon the unsecured promise of the Bank, as set forth herein, for the payment of benefits under the terms of the Plan, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity, policy or contract, or other property of any kind whatever owned by the Bank, or in which the Bank may have any right, title, or interest, now or at any time in the future. Any insurance policy or other assets acquired by the Bank to fund, in whole or in part, the Bank's liabilities under the Plan shall not be deemed to be held as security for the performance of the obligations of the Bank hereunder.

         ss.7.3) Except as provided above in Section 3.3, it is agreed and understood that any benefits accrued under this Plan are in addition to any and all employee benefits to which Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Bank, whether funded or unfunded, and that this Plan shall not affect or impair the rights or obligations of the Bank or the Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

         ss.7.4) If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

         ss.7.5) Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon the Participant the right to a continuation of employment by the Bank. Subject to the terms of any applicable employment contract, the Bank reserves the right to dismiss any employee, or otherwise deal with any employee to the same extent as though the Plan had not been adopted.

         ss.7.6) If the Committee determines that the Participant or beneficiary is unable to care for the Participant's or the beneficiary's affairs because of illness or accident, or is a minor, any benefit due the Participant or beneficiary may be paid to the Participant's or the beneficiary's spouse, child, parent, or any other person deemed by the Committee to have incurred expense for the Participant or beneficiary (including a duly appointed guardian, committee or other legal representative), and any such payment shall be a complete discharge of the Bank's obligation hereunder.

         ss.7.7) The Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

         ss.7.8) If, pursuant to the provisions of the Plan, the Bank denies the claim of the Participant or the Participant's beneficiary for benefits under the Plan, the Bank shall provide written notice, within ninety (90) days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

              (a) the specific reasons for such denial;
              (b) the specific reference to the Plan provisions on which the denial is based;

              (c) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and
              (d) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

              The Participant or the Participant's beneficiary whose claim for benefit has been denied may request review by the Bank of the denied claim by notifying the Bank in writing within sixty (60) days after receipt of the notification of claim denial. As part of said review procedure, the claimant or the claimant's authorized representative may review pertinent documents and submit issues and comments to the Bank in writing. The Bank shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than sixty (60) days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than one hundred and twenty (120) days after receipt of the request for review. The decision on review shall state the specific reasons therefore and the specific Plan reference on which it is based.

         ss.7.9) The Bank and any successor the Bank shall be obligated to pay all benefits payable under the Plan, without regard to the sufficiency of any funds or other assets reserved for this purpose, except as is specifically provided herein.

         ss.7.10) The Bank has adopted this Plan the date the Board of Directors approved it which was August 15, 2001.

EXECUTED on September 11, 2001

FIRSTSERVICE BANK


By: /s/  John C. Spier

Attest:

PARTICIPANT

/s/ A. LEE ROBERTS

A. LEE ROBERTS